Important Notice
Your Proxy Vote Is Critical!
You will soon receive a proxy package in the mail with important information regarding your Federated Fund. Included in the package will be details about a proposal by the Board of the Fund that affects the fund you own. This proposal requires a shareholder vote. Your vote is very important to us, no matter how many shares you own.

Once you receive your proxy, you will be able to vote in three different ways:

by Telephone
Please refer to your ballot for the appropriate telephone number.

via the Internet
Please refer to your ballot for the appropriate internet address.

by Mail
Please vote using the ballot and mail it back using the postage paid envelope.

The Fund is comprised of many accounts and every one of them has a direct impact on the outcome of the proxy vote. Please help us to avoid additional expense by voting via one of the methods described above.
You can obtain the proxy statement for free on the SEC’s website at www.sec.gov. The proxy statement, as well as additional information about the Fund will also be available on Federated’s website at FederatedInvestors.com.

IMPORTANT NOTE:
When your proxy package arrives, please read the proxy statement carefully because it contains vital information about your mutual fund investment.

Thank you in advance for your attention to this very important matter.

38785 (6/08)
Federated is a registered mark of Federated Investors, Inc.
2008 ©Federated Investors, Inc.

Filed by Federated Stock and Bond Fund, Inc.

Pursuant to Rule 14a-6 of the Securities Act of 1934

Commission File No. 811-1

Federated Stock & Bond Fund, Inc. -PROXY LITE MESSAGE

“Hello.

We're calling because you are a shareholder of the Federated Stock and Bond Fund, Inc. (“Fund”) and we are requesting your vote on several important proposals concerning the Fund.

We just sent you a proxy package containing information on the proposals and everything you need to vote your shares.  We ask that you vote as soon as possible.  When you vote promptly, it saves time, money ,and energy by helping us avoid sending you the materials again or calling to request your vote.

You can vote quickly and easily by touch-tone phone, on the Internet or by mail.  The details are in the package we sent.  If you have any questions, call us at (toll free number).

Please vote.  All of us at Federated Stock and Bond Fund, Inc. appreciate your prompt attention to this matter.

Thank you.

Goodbye.”

Federated Stock and Bond Fund, Inc. (“Fund”) (ICA No. 811-1), filed a proxy and other relevant documents concerning the planned transaction and other matters with the United States Securities and Exchange Commission (the “SEC”).  INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLANNED TRANSACTION AND OTHER MATTERS, OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, AND RELATED MATTERS.  Investors can obtain these documents free of charge at the SEC Web site (www.sec.gov).  In addition, documents filed with the SEC by the Fund are available free of charge at 1-800-341-7400 or FederatedInvestors.com.

Filed by Federated Stock and Bond Fund, Inc.

Pursuant to Rule 14a-6 of the Securities Act of 1934

Commission File No. 811-1

DRAFT FEDERATED STOCK & BOND FUND, INC.
866-586-0512

Greeting:

Hello, is Mr. /Ms. _________ available please?
Hi Mr. /Ms.                                                      , my name is                                                                 and I am calling on behalf of the Federated Stock & Bond Fund, Inc.  on a recorded line.  Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders.  Have you received this material?

If Received:

Your Fund’s Board of Directors is recommending that you vote in favor of the proposals outlined in the proxy statement.  For your convenience, would you like to vote now over the phone?

IF Yes:

The process will only take a few moments.

Again, my name is                                                                            , a proxy voting specialist on behalf of the Federated Stock & Bond Fund, Inc.  Today’s date is                        and the time is               Eastern Time.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?
(If yes, proceed with voting process)

(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Directors has unanimously approved the proposals as set forth in the material you received and recommends a favorable vote for these proposals.  How do you wish to vote your account/each of your accounts?

For Favorable Vote:

Mr. /Ms.                                           I have recorded your vote as follows, for all of your Federated Stock & Bond Fund, Inc. accounts you are voting in favor of the proposals as set forth in the proxy materials you received.

For Non-Favorable Vote:

Mr./Ms.                                           I have recorded your vote as follows, for all of your Federated Stock & Bond Fund, Inc. accounts you are voting against the proposals as set forth in the proxy materials you received.

For Abstentions:

Mr./Ms.                                           I have recorded your vote as follows, for all of your Federated Stock & Bond Fund, Inc. accounts you are abstaining on the proposals as set forth in the proxy materials you received.

You will receive a written confirmation of your vote.  If you wish to make any changes you may contact us by calling 1-866-586-0512.  Thank you very much for your participation and have a great day/evening.

If Unsure of voting:

Would you like me to review the proposals with you?  (Answer all the shareholders questions and ask them if they wish to vote over the phone.  If they agree, return to authorized voting section)

If Not Received:

I can resend the materials to you. Do you have an email address this can be sent to?
(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)
Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If Shares were sold after (record date)

I understand Mr./Ms.__________, however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections to voting your shares now?

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important.  Please fill out and return your proxy card at your earliest convenience.  If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is ____________________ and I am a proxy voting specialist for the Federated Stock & Bond Fund, Inc.  You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on September 5th, 2008.
Your participation is very important.  To vote over the telephone, call toll-free at 1-866-586-0512 and a proxy voting specialist will assist you with voting your shares.  Specialists are available   Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE
Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Federated Stock & Bond Fund, Inc.  You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on September 5th, 2008.

Your participation is very important.  To vote over the telephone, call toll-free at 1-866-586-0512 and a proxy voting specialist will assist you with voting your shares.  Specialists are available   Monday through Friday, 9:30 AM – 9:00 PM and Saturday 10:00AM – 6:00 PM Eastern Time.  Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING

“Thank you for calling the Broadridge Proxy Services Center for the Federated Stock & Bond Fund, Inc.  Our offices are now closed.  Please call us back during our normal business hours  which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM  Eastern Time.  Thank you.

INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Federated Stock & Bond Fund, Inc. Our proxy specialists are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Federated Stock & Bond Fund, Inc. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Federated Stock & Bond Fund, Inc., please contact your Financial Advisor or call the Federated Stock & Bond Fund, Inc. at (fund telephone number). Thank you for investing with the Federated Stock & Bond Fund."